U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2013

BRE PROPERTIES, INC.

_________________________________________

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

                                  n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 24, 2013 at the 2013 Annual Meeting of Shareholders of BRE Properties, Inc. (the “Company”), the shareholders of the Company approved the four proposals noted below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated March 11, 2013.

Proposal No. I Election of Directors for a one-year term:

		WITHHELD/	BROKER
	FOR	ABSTAINED	NON-VOTE
Irving F. Lyons, III	60,023,131	2,489,433	5,530,334
Paula F. Downey	60,766,495	1,746,069	5,530,334
Christopher J. McGurk	60,767,437	1,745,127	5,530,334
Matthew T. Medeiros	60,730,511	1,782,053	5,530,334
Constance B. Moore	60,019,708	2,492,856	5,530,334
Jeanne R. Myerson	60,612,463	1,900,101	5,530,334
Jeffrey T. Pero	59,826,056	2,686,508	5,530,334
Thomas E. Robinson	60,839,143	1,673,421	5,530,334
Dennis E. Singleton	60,730,168	1,782,396	5,530,334
Thomas P. Sullivan	60,840,187	1,672,377	5,530,334

Proposal No. II Ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company:

		WITHHELD/
FOR	AGAINST	ABSTAIN
67,667,103	312,318	63,477

Proposal No. III Approve, by non-binding advisory vote, the compensation of the named executive officers of the Company.

		WITHHELD/
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
58,766,047	1,080,099	2,666,418	5,530,334

Proposal No. IV Reapprove the performance criteria under the Amended and Restated 1999 BRE Stock Incentive Plan, as amended.

WITHHELD/
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
58,654,220	3,292,135	566,209	5,530,334

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: April 24, 2013	By:	/s/ Kerry Fanwick
		Name:	Kerry Fanwick
		Title:	Executive Vice President, General Counsel
and Secretary